                                                                    EXHIBIT 99.5

                         NOTICE OF GUARANTEED DELIVERY

                                       FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                               UNILAB CORPORATION
                                       TO

                      QUEST DIAGNOSTICS NEWCO INCORPORATED
                          A WHOLLY OWNED SUBSIDIARY OF

                         QUEST DIAGNOSTICS INCORPORATED

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $.01 per share (the "Shares"), of Unilab Corporation, a Delaware corporation (the "Company"), are not immediately available; if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration date, which is 12:00 midnight, New York City time, on Monday, June 17, 2002, unless we extend the period of time for which the Offer is open, in which case the expiration date will be the latest time and date on which the Offer, as so extended, expires; or if time will not permit all required documents to reach Computershare Trust Company of New York (the "Offer Exchange Agent") prior to the expiration date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Offer Exchange Agent. See "The Offer -- Procedure for Tendering and Electing -- Guaranteed Delivery" in the Prospectus.
                          The Offer Exchange Agent is:
                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

             By Mail:                         By Facsimile:               By Overnight or Hand Delivery:



Computershare Trust Company of New  Computershare Trust Company of New  Computershare Trust Company of New
               York                                York                                York
       Wall Street Station             By Facsimile: (212) 701-7636             Wall Street Plaza
          P.O. Box 1010                 Telephone: (212) 701-7624           88 Pine Street, 19th Floor
  New York, New York 10268-1010                                              New York, New York 10005

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Election and Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Election and Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Quest Diagnostics Newco Incorporated, a Delaware corporation and a wholly owned subsidiary of Quest Diagnostics Incorporated, a Delaware corporation ("Quest Diagnostics"), upon the terms and subject to the conditions set forth in the Prospectus, dated May 15, 2002, and the related Letter of Election and Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus. If the undersigned fails to properly make an election, the undersigned will be deemed to have elected to receive shares of common stock, par value $.01 per share, of Quest Diagnostics ("Quest Diagnostics Shares"), and upon completion of the Offer will receive 0.3256 of a Quest Diagnostics Share for each Share validly tendered for exchange.

Number of Shares:
------------------------------------

[ ] Check here if you are electing to receive cash for all your Shares, subject to proration as described in the Prospectus.

[ ] Check here if you are electing to receive Quest Diagnostics Shares for all your Shares.

[ ] Check here to exchange ____________ Shares for cash and the remainder for Quest Diagnostics Shares.

Certificate Nos. (If available):

-------------------------------------------------  Signature(s):
-------------------------------------------------

                                             -----------------------------------

[ ] Check this box if Shares will be delivered by book-entry transfer:

Name of Tendering Institution:

Account Number:
----------------------------------

Dated:
----------------------------------------, 2002

Name(s) of Record Holder(s):

------------------------------------------------------

------------------------------------------------------
        PLEASE TYPE OR PRINT

Address(es):

------------------------------------------------------

------------------------------------------------------
              ZIP CODE

------------------------------------------------------
     AREA CODE AND TELEPHONE NO.

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being an "Eligible Institution"), guarantees to deliver to the Offer Exchange Agent either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Offer Exchange Agent's account at the Book-Entry Transfer Facility (as defined in the Prospectus), in each case with delivery of a properly completed and duly executed Letter of Election and Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Prospectus) in connection with a book-entry transfer, and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Offer Exchange Agent and must deliver the Letter of Election and Transmittal and certificates for Shares to the Offer Exchange Agent within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

NAME OF FIRM:
  ------------------------------------------
                                                       ------------------------------------------------
                                                       AUTHORIZED SIGNATURE
ADDRESS:                                               NAME:
------------------------------------------------       ------------------------------------------------
                                                       PLEASE TYPE OR PRINT
                                                       TITLE:
------------------------------------------------       ------------------------------------------------
ZIP CODE
AREA CODE AND TEL. NO.:
  --------------------------------                     DATED:
                                                       -------------------------------------------- , 2002

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.

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